EXHIBIT 24.1
XATA CORPORATION
Power of Attorney
of Director
     Each of the undersigned directors of XATA Corporation (the “Company”) constitutes and appoints each of John J. Couglan and Mark E. Ties, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Company’s Registration Statement on Form S-8 under the Securities Act involving securities offered under the Company’s 2007 Long-Term Incentive and Stock Option Plan (As Amended and Restated February 4, 2009), including to sign the Registration Statement on behalf of the undersigned as a director of the Company, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned directors and/or officers of XATA Corporation has hereunto set the undersigned’s hand this 17th day of April, 2009.

/s/ John J. Coughlan
John J. Coughlan

/s/ Carl M. Fredericks
Carl M. Fredericks

/s/ Thomas G. Hudson
Thomas G. Hudson

/s/ Roger W. Kleppe
Roger W. Kleppe

/s/ Chad Lindbloom
Chad Lindbloom

/s/ Christopher P. Marshall
Christopher P. Marshall

/s/ Michael J. Paxton
Michael J. Paxton

/s/ Charles R. Stamp, Jr.
Charles R. Stamp, Jr.